UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2019

COLONY CAPITAL, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 8.25% Series B Cumulative Redeemable, $0.01 par value	CLNY.PRB	New York Stock Exchange
Preferred Stock, 8.75% Series E Cumulative Redeemable, $0.01 par value	CLNY.PRE	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 19, 2019, the board of directors (the “Board”) of Colony Capital, Inc. (the “Company”) appointed Dale Anne Reiss to serve as an independent member of the Board. Concurrently with Ms. Reiss’ appointment, the size of the Board was increased to twelve (12) directors.

Ms. Reiss’ appointment was mutually agreed to by the Company and Blackwells Capital LLC pursuant to the Cooperation Agreement dated February 10, 2019, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2019. Other than the foregoing, there are no arrangements or understandings between Ms. Reiss and any other person pursuant to which Ms. Reiss was appointed as a director.

Ms. Reiss, age 71, currently serves as Senior Managing Director of Brock Capital Group LLC, a full-service investment bank, and Chairman of Brock Real Estate LLC, its equity and mezzanine financing arm. Ms. Reiss also serves as a member of the board of directors and chair of the audit committee of Tutor Perini Corporation, a leading civil and building construction company; and a member of the board of directors and chair of the audit committee of Starwood Real Estate Income Trust, a non-publicly traded REIT. Until her retirement in 2008, she served as Senior Partner as well as Global and America’s director of real estate, hospitality and construction at Ernst & Young LLP, and its predecessor Kenneth Leventhal & Company, and was subsequently senior consultant to their Global Real Estate Center until 2011. From 1980 to 1985, Ms. Reiss was senior vice president and controller at Urban Investment & Development Company. Since 1998, Ms. Reiss has served as a governor and past Trustee of Urban Land Institute. She is a former member of the board of directors of iStar Inc., Post Properties, Inc., Care Capital Properties Inc., until its merger with Sabra Health Care REIT, Inc., and CYS Investments, Inc. until its merger with Two Harbors Investment Corp. Ms. Reiss brings to the Board extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms, and her experience as a director of other public and private companies. Ms. Reiss holds a Bachelor of Science from the Illinois Institute of Technology and a Master of Business Administration from the University of Chicago. Ms. Reiss is a Certified Public Accountant.

In accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed on March 28, 2019 with the Securities and Exchange Commission, Ms. Reiss’ compensation for her services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of her service on the Board. Ms. Reiss is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 21, 2019	COLONY CAPITAL, INC.

		By:	/s/ Mark M. Hedstrom
Mark M. Hedstrom
Chief Financial Officer, Chief Operating Officer and Treasurer